Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 24, 2025, with respect to the consolidated financial statements of EPIC Crude Holdings, LP, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Antonio, Texas

March 30, 2026